UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025 (May 17, 2025)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2025, LogicMark, Inc., a Nevada corporation (the “Company”), and Chia-Lin Simmons, the Company’s President and Chief Executive Officer (“CEO”), entered into an amendment (the “Amendment”) to the executive employment agreement (the “Employment Agreement”) between the Company and Ms. Simmons, effective as of June 14, 2022.

The Amendment extended the term of Ms. Simmons’ employment as President and CEO pursuant to the Employment Agreement from August 31, 2025 to August 31, 2026, unless terminated on an earlier date, and otherwise reaffirmed the terms of such agreement, as well as increased from 35% to 50% certain threshold percentages that would trigger a change in control.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement by and between the Company and Chia-Lin Simmons, made and entered into as of May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2025	LogicMark, Inc.

	By:	/s/ Mark Archer
Name: Mark Archer Title: Chief Financial Officer

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